SMITH BARNEY MASSACHUSETTS MUNICIPALS FUND


Sub-Item 77q1

Registrant incorporates by reference Registrant's Supplement dated April 7, 2006 to the Prospectus and Statement of Additional
Inromation filed on APRIL 7, 2006.
(Accession No. 0001193125-06-075429)